UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2013

ORACO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54472	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
189 Brookview Drive Rochester, NY	14617
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 279-6260

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants Business and Operation

Item 1.02 Termination of a Material Definitive Agreement

On November 19, 2012, Oraco Resources, Inc. (“Oraco”), a Nevada corporation entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) by and among iAlarm, Inc. (“iAlarm”), a Utah corporation and wholly owned subsidiary of Elevate Marketing Group, LLC (“EMG”), and Oracom, Inc. (“Oracom”), a Nevada corporation and wholly-owned subsidiary of Oraco. Pursuant to the Exchange Agreement, Oracom was to issue and deliver to iAlarm One Million (1,000,000) shares of Oraco’s common stock, in exchange for all the issued and outstanding shares of iAlarm (the “Exchange.”) Oracom was to hold and retain such shares, making iAlarm the wholly owned subsidiary of Oracom.

Subject to the terms and conditions set forth in the Exchange Agreement, the Exchange was anticipated to become effective on December 19, 2012. However, the effective date has not been extended by the parties to the Exchange Agreement and therefore, the Exchange Agreement and the transaction contemplated therein is terminated.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 21, 2012 by Oraco Resources, Inc., and is hereby incorporated by reference into this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By:
Bradley Rosen, President

Date:  March 4, 2013